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                                REVOCABLE PROXY
            THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF
                       DIRECTORS OF DUAL DRILLING COMPANY

    The undersigned stockholder of DUAL DRILLING COMPANY, a Delaware corporation (the "Company"), hereby appoint(s) W. Allen Parks and Robert F. Chrone, and each of them, each with full power of substitution and resubstitution, proxies and attorneys-in-fact of the undersigned, with all of the powers that the undersigned would possess if personally present, to attend and act for the undersigned at the Special Meeting of Stockholders (the "Special Meeting") of the Company to be held on June 12, 1996 at Park City Club, 5956 Sherry Lane, Suite 1700, Dallas, Texas 75225 commencing at 10:00 a.m., Central time, and any and all adjournments and postponements thereof, and (without limiting the generality of the foregoing) in connection therewith to vote and represent all of the shares of common stock of the Company that the undersigned would be entitled to vote.

    Said proxies and attorneys, and each of them, shall have all of the powers that the undersigned would have if voting in person. The undersigned hereby revokes any other proxies to vote at such meeting and hereby ratifies and confirms all that said proxies and attorneys, and each of them, may lawfully do by virtue hereof. Said proxies, without hereby limiting their several authority, are specifically authorized to vote in accordance with their best judgment with respect to all matters incident to the conduct of the Special Meeting and all matters presented at the meeting but which are not known to the Board of Directors of the Company at the time of the solicitation of this proxy.

    The  Board of Directors of  the Company recommends a  vote FOR the following
Proposals:

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 21, 1996, among ENSCO International Incorporated, DDC Acquisition Company and the Company, as amended.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

2.  Proposal to approve the adoption of the DUAL Special Performance Unit Plan.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

Each of the above named proxies present at the Special Meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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THIS  PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AT THE SPECIAL MEETING OR ANY
ADJOURNMENT OR POSTPONEMENT THEREOF IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, IN THE EVENT NO INSTRUCTIONS ARE SET FORTH, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

    The undersigned acknowledges receipt of a copy of the Notice of Special Meeting and Prospectus/Proxy Statement (with all Appendices and annexes) dated May 9, 1996 relating to the Special Meeting.

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
Date                                                                 Signature

Date
                                                                     Signature
                                                                     IMPORTANT: Please date this Proxy and sign exactly as your name appears above. If shares are held by joint tenants, both should
                                                                     sign.  When  signing  as  attorney,  executor,   administrator,
                                                                     trustee   or  guardian,  please  give   title  as  such.  If  a
                                                                     corporation,  please  sign  in  full  corporate  name  by   the
                                                                     president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
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